                                                                    EXHIBIT 10.2

                            PLACEMENT AGENT AGREEMENT

                                December 8, 2004

Sanders Morris Harris Inc.
600 Travis, Suite 3100
Houston, Texas  77002

Dear Sirs:

      1. Introductory. BPI Industries, Inc., a British Columbia corporation (the "Company"), proposes to offer, issue, and sell to investors ("Purchasers") up to 5,600,000 units ("Units"), each unit consisting of two shares of Common Stock, without par value (the "Common Stock"), of the Company and a warrant to purchase one share of the Company's authorized but unissued Common Stock ("Investor Warrants" and together with the Common Stock, the "Offered Securities")), at a purchase price of US$2.50 per Unit (the "Offering") all upon the terms and conditions set forth in the Memorandum (as hereinafter defined); provided that the Company shall have the option to increase the Offering by an additional 400,000 Units to a total of 6,000,000 Units. The Investor Warrants will have an initial exercise price of US$1.50 per share, or such other price as may agreed upon by the Company and you, and will be exercisable for a period of two years following the Closing Date (as hereinafter defined), provided, that at such time as the Company is no longer listed on the TSX Venture Exchange as a Tier 2 Issuer, and resale in the United States by the Purchasers of the shares underlying the Investor Warrants is covered by a registration statement in effect with the Securities and Exchange Commission (the "Commission"), the expiration date shall be extended to be two years from the date such registration statement is declared effective.

      2. Representations and Warranties of the Company. The Company represents, warrants, and agrees that:

            (a) The Private Placement Memorandum dated December 8, 2004, with respect to the sale of the Units together with the exhibits thereto, the documents incorporated by reference therein, and any supplements thereto (collectively, the "Memorandum"), copies of which have heretofore been delivered to you, have been carefully prepared by the Company in conformity with the requirements of Rule 506 of Regulation D ("Regulation D") of the rules and regulations (the "Rules and Regulations") of the Commission under the Securities Act of 1933, as amended (the "Act").

            (b) At the date of the Memorandum, it did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading and at all times subsequent thereto up to and including each Closing Date (as hereinafter defined): (i) neither the Memorandum nor any amendment or supplement thereto includes or will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, and (ii) neither the Memorandum nor any supplemental sales material supplied or approved in writing by an officer of the Company (when read in conjunction with the Memorandum, whether designated only for broker-dealer use or otherwise) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading; provided, however, that the foregoing representations, warranties, and agreements shall not apply to information contained in or omitted from the Memorandum or any such amendment or supplement or supplemental sales material in reliance upon, and in conformity with, information furnished to the Company by you, specifically for use in the preparation thereof.

      (c) All reports and statements required to be filed by the Company with the British Columbia Securities Commission (the "BCSC") and the TSX Venture Exchange (the "TSX-V") under applicable Canadian securities legislation (the "Canadian Laws"), and the rules and regulations thereunder, due at or prior to the date of this Agreement have been made. Such filings, together with all documents incorporated by reference therein, are referred to as "Canadian Documents." The Canadian Documents are on file with and can be obtained through www.sedar.com. Each Canadian Document, as amended, conformed in all material respects to the requirements of the Canadian Laws and the rules and regulations thereunder, and no Canadian Document, as amended, at the time each such document was filed, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, under the standards required by the Canadian Laws.

      (d) At July 31, 2004, the Company would have had, on the pro forma basis indicated in the Memorandum, a capitalization as set forth therein. The audited financial statements, together with the related notes, of the Company at July 31, 2004 and 2003, and for the years then ended, included in the Company's filing with the TSX-V for the year ended July 31, 2004 (collectively, the "Company Financial Statements"), respectively, fairly present in all material respects, on the basis stated therein and on the date thereof, the financial position of the Company at the respective dates therein specified and its results of operations and cash flows for the periods then ended (subject to, in the case of the unaudited financial statements, normal audit adjustments). To the knowledge of the Company, such statements and related notes have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis except as expressly noted therein (provided that the unaudited financial statements lack footnotes and other presentation items). The selected historical and pro forma information set forth in the Memorandum under the caption "Summary Financial Data" is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements of the Company incorporated by reference in the Memorandum from which it has been derived. The assumptions used in preparation of the pro forma financial information are, in the opinion of management of the Company, reasonable.

      (e) Except as disclosed on Schedule 2(e) or as set forth in the Memorandum, subsequent to July 31, 2004, the Company has not incurred any material liabilities or obligations, direct or contingent, except in the ordinary course of business and except for liabilities or obligations reflected or reserved against on the Company's balance sheet dated July 31, 2004, and there has not been any material adverse change, or to the actual knowledge of the Company, any development involving a prospective material adverse change, in the condition (financial or otherwise), business, or results of operations of the Company or any change in the capital or material increase in the long-term debt of the Company, nor has the Company declared, paid, or made any dividend or distribution of any kind on its capital stock.

      (f) All action required to be taken by the Company necessary for the authorization of this Agreement and the Related Agreements (as hereinafter defined), the performance of all obligations of the Company hereunder and thereunder at the Closing (as hereinafter defined), and as a condition to the due and proper authorization, issuance, sale, and delivery of the Offered Securities to Purchasers in accordance with the terms of this Agreement has been, or prior to the initial Closing Date, will have been taken; and upon the payment of the consideration for the Offered Securities specified herein, the Offered Securities will be duly and validly issued, fully paid, and non-assessable with no personal liability attaching solely by reason of the ownership thereof and free and clear of all liens imposed by or through the Company. Upon payment of the consideration for the Warrant Shares specified in the Investor Warrants, the Warrant Shares

      (g) The Company is a corporation duly organized, validly existing, and in good standing under the laws of British Columbia and has all requisite right, power, and authority to own or lease its properties, to conduct its business as described in the Memorandum and the Canadian Documents, and to execute, deliver, and perform this Agreement, the Subscription Agreements between the Company and the Purchasers of the Units in the form attached as Exhibit A hereto (the "Subscription Agreements"), the Registration Rights Agreement in the form attached as Exhibit B hereto (the "Registration Rights Agreement" and together with the Subscription Agreements, the "Related Agreements"), to issue and sell the Units and the Offered Securities, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which its ownership or leasing of properties, or the conduct of its business requires or may require such qualification except where the failure to be so qualified would not have a material adverse effect on the Company. To the knowledge of the Company, the Company has complied in all material respects with all material laws, rules, regulations, applicable to the Company's business, operations, properties, assets, products, and services, and the Company is in possession of and operating in compliance with all material permits, licenses, and other authorization, required to conduct its business as currently conducted.

      (h) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, without par value per share, of which 30,161,003 shares were issued and outstanding as of November 9, 2004. Except as contemplated by this Agreement or the Related Agreements, or as described in the Canadian Documents, the Memorandum, or on Schedule 2(h), (i) there is no commitment by the Company to issue any shares of capital stock, subscriptions, warrants, options, convertible securities, or other similar rights to purchase or receive Company securities or to distribute to the holders of any of its equity securities any evidence of indebtedness, cash, or other assets, (ii) the Company is under no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any of its equity or debt securities or any interest therein, and (iii) to the Company's knowledge there are no voting trusts or similar agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights, or proxies relating to any securities of the Company. Except as set forth in the Canadian Documents, the Memorandum, or filings with the BCSC or the TSX-V made by third parties, and to the knowledge of the Company, no person holds of record or beneficially, 5% or more of the outstanding shares of the capital stock of the Company.

      (i) Except as disclosed in the Canadian Documents or as described on
Schedule 2(i), there is no material pending or, to the knowledge of the Company, threatened (i) action, suit, claim, proceeding, or investigation against the Company, at law or in equity, or before or by any Federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each, a "Governmental Body"), (ii) arbitration proceeding against the Company, (iii) governmental inquiry against the Company, or (iv) any action or suit by or on behalf of the Company pending or threatened against others.

      (j) The Company is not in violation of its certificate of incorporation or bylaws, or in default, or with the giving of notice or lapse of time or both, would be in default, in the performance of any material obligation, agreement, or condition contained in any lease, license, material contract, indenture, or loan agreement or in any bond, debenture, note, or any other evidence of indebtedness, except for such defaults as would not have a material adverse effect on the Company. The execution, delivery, and performance of this Agreement, the Related Agreements, and the Escrow Agreement (as hereinafter defined), the incurrence of the obligations herein, the issuance, sale, and delivery of the Offered Securities , and the consummation of the transactions contemplated herein, have been duly authorized by all requisite corporate action on the part of the Company and (i) do not and will not conflict with the Company's certificate of incorporation or bylaws, (ii) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property assets of the Company pursuant to, any material loan agreement, mortgage, deed of trust, indenture, or other instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof or to the extent that the same have been, or prior to the initial Closing Date will be, waived or cured, or (iii) do not and will not result in the violation of any law, statute, order, rule, administrative regulation, or decree of any court, or governmental agency or body having jurisdiction over the Company or its properties.

      (k) Except as disclosed in the Canadian Documents, as set forth in the Related Agreements or as described on Schedule 2(k), there are no pre-emptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws, or any agreement or other instrument to which the Company is a party. Except as disclosed on Schedule 2(k), the issuance of the Shares is not (and the issuance of Warrant Shares will not be) subject to any preemptive right of any shareholder of the Company or to any right of first refusal or other right in favor of any person.

      (l) This Agreement has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except to the extent that its enforceability is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in Section 7 hereof may be limited by applicable law or principles of public policy.

      (m) The escrow agreement (the "Escrow Agreement") among the Company, you, and Sterling Bank (the "Escrow Agent") has been duly and validly executed and delivered by or on behalf of the Company and constitutes a legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      (n) No consent, approval, authorization, or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. ("NASD"), the Act, the Rules and Regulations or state securities or Blue Sky laws, the TSX-V, or the BCSC.

      (o) Except as would not have a material adverse effect on the business, assets, results of operation, or condition of the Company, the Company has filed, or caused to be filed, on a timely basis, all tax returns (including payroll, unemployment, and other taxes related to its employees and independent contractors) required to be filed with any Governmental Body and has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees imposed, assessed, or collected by any Governmental Body that may have become due and payable pursuant to those tax returns or otherwise except taxes being disputed by the Company in good faith. Except as disclosed on Schedule 2(o), no deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, provincial, municipal, or local tax returns has occurred or is threatened. There has been no tax lien imposed by any Governmental Body outstanding against the Company's assets or properties, except the lien for current taxes not yet due. The charges, accruals, and reserves on the books of the Company with respect to taxes for all fiscal periods are adequate, in the opinion of the Company, and the Company does not know of any actual or proposed tax assessment for any fiscal period or of any basis therefor against which adequate reserves have not been set up. Except as disclosed on
Schedule 2(o), the Company has not been advised that any Federal income tax return of the Company has been, or will be, examined or audited by the Internal Revenue Service.

      (p) The Common Stock is registered under the BCSC and is quoted with the symbol "BPR" on the TSX-V.

      (q) The Company has not during the past six months offered or sold any security by or for the Company that is of the same or a similar class as the Offered Securities , other than offers of securities made solely to accredited investors or otherwise under an employee benefit plan as defined in Rule 405 under the Act, securities issued in connection with acquisitions, or other securities that will not invalidate the exemption from registration relied on to offer and sell the Units under the Memorandum.

      (r) Neither the Company nor any of its affiliates is or has been subject to any order, judgment, or decree of any court of competent jurisdiction temporarily, preliminarily, or permanently enjoining such person for failure to comply with Rule 503 under Regulation D.

      (s) Other than the execution, delivery, and performance by the Company and you of this Agreement and the Related Agreements, the offer and sale of the Units require no consent of, action by or in respect of, or filing with, any person or Governmental Body other than those consents that have been obtained and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws and Canadian Laws, which you and the Company undertake to file within the applicable time period.

      (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's quarterly and annual filings with the TSX-V on Form 51-901F. The Company's certifying officers concluded that as of the end of the period covered by the Form 51-901F for the Company's most recently ended fiscal year (such date, the "Evaluation Date"), the Company's disclosure controls and procedures were effective to provide reasonable assurance that information that the Company is required to disclose in reports that it files or submits under Canadian Laws is recorded, processed, summarized and reported within the time periods specified in the Canadian Laws. Since the Evaluation Date, there have been no significant changes in the Company's internal controls or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

      3. Representations and Warranties of Sanders Morris Harris Inc. You represent and warrant to, and agree with, the Company that:

            (a) You are duly organized and are validly existing and in good standing as a corporation under the laws of the jurisdiction of your incorporation, with power and authority (corporate and other) to perform its obligations under this Agreement, the Subscription Agreements, and the Escrow Agreement;

            (b) You are a broker-dealer registered and in good standing under the Exchange Act and under the securities or Blue Sky laws of each state in which the Units are being offered or sold by you, and you are a member in good standing of the NASD; you are in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates, and orders required for the performance of your duties under this Agreement and the Escrow Agreement, and your performance of your duties hereunder and thereunder will be in compliance with all applicable laws, including state securities and Blue Sky laws.

            (c) There are no legal or governmental proceedings pending to which you are a party or of which any of your properties is the subject or, to your knowledge, threatened, which, if determined adversely to you, would individually or in the aggregate materially and adversely affect your ability to perform your obligations under this Agreement or the Escrow Agreement.

            (d) No consent, approval, authorization or order of any court or governmental authority or agency is required for the performance by you of your obligations under this Agreement, except such as may be required by the NASD or under Regulation D or state securities or Blue Sky laws which you and the Company undertake to file within the applicable time period.

            (e) This Agreement has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except to the extent that its enforceability is limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and except as enforceability of the indemnity and contribution provisions contained in
      Section 7 hereof may be limited by applicable law or principles of public policy.

            (f) The Escrow Agreement among the Company, you, and the Escrow Agent has been duly and validly executed and delivered by or on behalf of you and constitutes a legal, valid, and binding obligation of you enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

      4. Offering and Sale of the Units. (a) On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and upon the conditions herein set forth, you are hereby appointed the exclusive placement agent of the Company during the term herein specified (the "Offering Period") for the purpose of finding Purchasers for the Units on a best-efforts basis for the account of the Company at the Offering Price through a private offering to an unlimited number of "accredited investors" (as such term is defined in Rule 501 of Regulation D)("Accredited Investors") pursuant to and in accordance with the Act. Subject to the performance by the Company of all its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts during the Offering Period to find Purchasers for the Units at the Offering Price. Your agency hereunder, which is terminable as provided in
Section 11 hereof, shall terminate at 11:59 p.m., Houston, Texas time, on December 31, 2004; provided that such termination date (the "Termination Date") may be extended by mutual written agreement of the parties until January 30, 2005.

      (b) Each Purchaser desiring to purchase Units will be required to: (i) complete, execute, and deliver to you an executed copy of (A) a Subscription Agreement and (B) an Investor Questionnaire, in the form attached as Exhibit C hereto, and (ii) deliver to you payment for such subscription in the form of a check payable to the order of "BPI Industries Inc. - Escrow Account" or a wire transfer of immediately available funds in the amount that the Purchaser desires to purchase. Any payment you receive that does not conform to this requirement will be returned to a Purchaser by the end of the next business day following receipt. Upon receipt, you shall hold all such Subscription Agreements and Investor Questionnaires for safekeeping and immediately forward all funds delivered to you to the Escrow Agent. The Escrow Agent, upon receipt of such funds, will hold the funds in an escrow account pursuant to the Escrow Agreement. You shall promptly forward each executed Subscription Agreement received to the Company for acceptance or rejection together with a schedule setting forth the name and address of each subscriber and the amount received from each subscriber. The Company shall notify you of such acceptance or rejection prior to the Closing.

      (c) In the event that acceptable subscriptions for 400,000 Units (the "Minimum Units") shall not have been received and accepted by the Company by the Termination Date, all funds received from subscribers (if any) shall be returned in full, and your agency and this Agreement shall terminate without obligation on your part or on the part of the Company; provided, however, that the Company and you, with advice of securities counsel, may agree upon procedures to close the Offering for a number of Units on confirmation thereof by all of the subscribers for Units to that point in time, in which event your agency and this Agreement shall not be deemed terminated.

      (d) If, by the Termination Date or such earlier time as may be agreed upon by you and the Company, you have received subscriptions for the Minimum Units and such subscriptions have been accepted by the Company (in its sole discretion), you shall promptly notify the Company in writing of the aggregate amount of Units for which you have received subscriptions (the "Notice Date"). Payment of the purchase price for the Units for which you have found subscribers, and delivery, with respect to each subscriber for Units, of a copy of a Subscription Agreement signed by such subscriber (a "Closing"), shall then be made at such place and time as shall be agreed upon between you and the Company, no later than the fifth full business day after the Notice Date (a "Closing Date").

      (e) As compensation for your services, (i) a cash commission will be paid to you with respect to subscriptions received by you as to which the payments and deliveries provided for in this Section 4 are made at each Closing Date equal to 5.0% of the purchase price of the Units purchased at the Closing and
(ii) a financial advisory fee will be paid to you with respect to subscriptions received by you as to which the payments and deliveries provided for in this
Section 4 are made at each Closing Date equal to 2.0% of the purchase price of the Units purchased at the Closing. Such commissions and fee shall be paid to you on the Closing Date by bank wire transfer payable in immediately available funds. In addition, the Company agrees to reimburse you for your reasonable out-of-pocket expenses in accordance with Section 6 hereof.

      (f) As additional compensation, the Company will issue to you on the Closing Date a common stock purchase warrant (the "Agent's Warrant") in substantially the form attached hereto as Exhibit D granting you the right to purchase from the Company for a period commencing on the Closing Date and ending two years after the Closing Date a number of shares equal to 10% of the shares of Common Stock sold in the Offering, at a per share purchase price of $1.25 per share; provided, however, that at such time as the Company is no longer listed on the TSX Venture Exchange as a Tier 2 Issuer, and the Common Stock is listed in the United States the exercise period of the Agent's Warrant shall be extended to be exercisable for five years after the Closing Date.

      (g) Neither you, the Company, nor any Additional Agent (as hereinafter defined) shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of the Units; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling the Units shall not be prohibited hereby.

      (h) You will prepare and file such statements and reports as are or may be required to enable the Units to be qualified for sale under the securities laws of such jurisdictions as you may designate.

      (i) In connection with the Offering you will conduct the Offering in accordance with the applicable provisions of the Act and Regulation D so as to preserve for the Company the exemption provided by Rule 506 of Regulation D. You agree not to offer or sell the Units to any person you do not reasonably believe to be an Accredited Investor or by means of (i) any means of general solicitation, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or (ii) any seminar or meeting, whose attendees have been invited by any general solicitation or general advertising. Prior to the sale of any of the Units, you will have reasonable grounds to believe, and in fact believe, that each subscriber for Units is an Accredited Investor. You agree not to disclose any material nonpublic information regarding the Company to any subscriber except as such disclosure may be permitted pursuant to Canadian Laws and is agreed to in advance by the Company.

      (j) In connection with the performance of your obligations under this Agreement, you may engage, for the account of the Company, the services of one or more broker-dealers ("Additional Agents") who are registered and in good standing under the Exchange Act and members in good standing of the NASD and who are acceptable to the Company, and, as compensation for their services, shall pay to such Additional Agents an amount to be negotiated between you and such Additional Agents. Such amount will be paid to the Additional Agents by you only out of the commissions received by you in respect of sales of Units as described in paragraph (e) of this Section 4, and the Company shall have no obligation to any Additional Agents respecting any such payment. The arrangements, if any, between the Company, you, and any Additional Agent shall be set forth in an Additional Agent Agreement ("Additional Agent Agreement"), which shall provide, among other things, that such Additional Agent shall be deemed to have agreed to the matters set forth herein as if the Additional Agent were a signatory hereof Nothing contained in this Agreement or in the Additional Agent Agreement shall be deemed to constitute the Additional Agents, if any, as your agents, and you shall not be liable to the Company in respect of the performance by the Additional Agents, if any, of any representations, warranties or covenants of such Additional Agents contained herein or in the Additional Agent Agreement.

      5. Covenants and Agreements of the Company. The Company covenants and agrees with you that:

      (a) Except as contemplated or described in this Agreement, the Memorandum or in a public disclosure made prior to the date hereof, it will not, prior to the initial Closing Date, incur any material liability or obligation, direct or contingent, or enter into any material transaction, in each case, other than in the ordinary course of business. Except as described in the Memorandum, it will not, prior to the initial Closing Date, declare or pay any dividend on the Common Stock or make any distribution on the Common Stock payable to shareholders of record on a date prior to the initial Closing Date.

      (b) If at any time after the date of the Memorandum and prior to the Termination Date, any event relating to or affecting the Company occurs as a result of which the Memorandum would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it will promptly notify you thereof and will prepare an amended or supplemented offering memorandum which will correct such statement or omission.

      (c) It will cooperate with you to enable the Units to be qualified for sale under the securities laws of such jurisdictions as you may designate, subject to approval by the Company, and at your request will make such applications and furnish such information as may be required of it for that purpose; provided, however, that you and the Company shall first determine whether an exemption from registration other than the Uniform Limited Offering Exemption (the "ULOE") or a similar exemption is available in each such jurisdiction, and the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or to subject itself to taxation. It will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for the distribution of the Units.

      (d) It will make available to you and each purchaser of Units at a reasonable time prior to each Closing Date the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information in the Canadian Documents or otherwise furnished by the Company to you or any purchaser of Units; provided, however, that the Company shall not be required to disclose any material nonpublic information to any purchaser of Units.

      (e) It will file all reports required by Regulation D with regard to sales of the Shares and use of the proceeds therefrom; provided that you provide all relevant information to the Company in writing as to purchasers of the Shares required for such filings.

      (f) It will not offer or sell any securities of the Company that are of the same or a similar class as the Offered Securities for a period of six months after final Closing Date, other than those offers or sales of securities under an employee benefit plan as defined in Rule 405 under the Act, in connection with options, warrants, or convertible securities outstanding as of the Closing Date, or in connection with an acquisition of assets or another business by the Company if such offering will be integrated with the Offering of the Units pursuant to this Agreement for purposes of the exemptions under Regulation D, so as to invalidate the exemption from registration relied on to offer and sell the Units.

      (g) Subject to subparagraph (h) below, it will maintain the registration of its Common Stock with the BCSC for at least two years from the final Closing Date, and thereafter so long as Canadian Law so requires, and will comply in all respects with its reporting and filing obligations thereunder.

      (h) It will use its best efforts to list its Common Stock for quotation on the OTC Bulletin Board (or the NASDAQ Small Cap Market) within six months from the Closing Date. The Company shall de-list its Common Stock from the TSX-V immediately after the NASD approves the initiation of quotations for the Common Stock on the OTC Bulletin Board (or the NASDAQ Small Cap Market), and shall file with the Commission (and NASDAQ Stock Market) all reports and notices required to be so filed, consistent with the Company's obligations under the Registration Rights Agreement.

      (i) For a period of at least two-years following the final Closing Date, it will use its commercially reasonable best efforts (i) to prepare and make publicly available in accordance with Rule 144(c) such information as is required for the purchasers to sell the Shares under Rule 144, and (ii) to take such further action as may be necessary to enable the purchasers to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a purchaser to sell Shares under Rule 144 upon receipt of appropriate documentation relating to such sale.

      (j) It will use the net proceeds received by it from the sale of the Units in the manner specified in the Memorandum under the caption "Use of Proceeds."

      (k) For a period of two years from the Closing Date, it will deliver to you (i) copies of the financial statements furnished by the Company to shareholders and each other report furnished by the Company to shareholders,
(ii) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make generally available to the Company's security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, promptly upon transmission thereof; copies of all financial statements and reports sent by the Company to its shareholders and of all regular and periodic reports, if any, filed by it with the Commission or pursuant to any statute administered by the Commission.

      (l) Your rights under the Financial Advisory Agreement shall survive any Closing under, or the Termination of, this Agreement.

      6. Payment of Expenses. If this Agreement becomes effective and the transactions contemplated by this Agreement are consummated, the Company will pay (a) all reasonable expenses incident to the performance of the obligations of the Company under this Agreement, (b) all of your reasonable out-of-pocket expenses (including reasonable fees and disbursements of your counsel, travel, and related expenses incurred in connection with this Agreement and the Offering) incurred in connection with this Agreement, preparing to market, and marketing the Units, and (c) the fees and expenses of the Escrow Agent.

      7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless you, each Additional Agent, and each person, if any, who controls you or such Additional Agent within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless the Company elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, which arise out of the Company's breach of a representation or warranty or covenant or agreement contained in this Agreement; provided that in no case is the Company to be liable with respect to any claims made against you, such Additional Agent, or any such controlling person unless you, such Additional Agent, or such controlling person shall have notified the Company in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon you or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability that it may have to you, such Additional Agent, or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably acceptable to you. In the event the Company elects to assume the defense of any such suit and retain such counsel, you, such Additional Agent, or such controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless
(i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent, or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to you, such Additional Agent, or them that may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of such counsel. In no event shall the Company be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Company shall not be required to indemnify any person for any settlement of any such claim effected without the Company's consent, which shall not be unreasonably withheld. The Company shall not, without your consent, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that the Company might otherwise have.

      (b) You and each Additional Agent agree to indemnify and hold harmless the Company, each of the Company's officers, directors, agents and each other person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, liabilities, or expenses (including, unless you or such Additional Agent elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, which (i) arise out of any untrue statement of a material fact with respect to the Company made by you or such Additional Agent to any purchaser of Units not contained in the Memorandum, or other written material provided to you or such Additional Agent by the Company for specific use in the offering or distribution of the Units,
(ii) arise out of any acts or omissions by you or any Additional Agent that cause the offering to involve a public offering under the Act or any applicable state securities or Blue Sky laws or your failure to be properly licensed to sell the Units, or (iii) arise out of your breach of a representation or warranty or covenant or agreement contained in this Agreement; provided, however, that in no case are you or any Additional Agent to be liable with respect to any claims made against the Company or any such person against whom the action is brought unless the Company or such person shall have notified you or such Additional Agent in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify you or such Additional Agent of such claim shall not relieve you or such Additional Agent from any liability that you or such Additional Agent may have to the Company or such person otherwise than on account of the indemnity agreement contained in this paragraph. You or such Additional Agent shall be entitled to participate at your or its expense in the defense, or if you or such Additional Agent so elect, to assume the defense of any suit brought to enforce any such liability, but, if you or such Additional Agent elect to assume the defense, counsel chosen by you or such Additional Agent and reasonably acceptable to the Company shall conduct such defense. In the event that you or such Additional Agent elect to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) you shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include you, such Additional Agent, or such controlling person or persons, and the Company and you, such Additional Agent, or such controlling person or persons have been advised by counsel that one or more material legal defenses may be available to the Company that may not be available to you or them in which case you shall not be entitled to assume the defense of such suit notwithstanding your obligation to bear the reasonable fees and expenses of such counsel.

You or such Additional Agent shall not be liable to indemnify any person for any settlement of any such claim effected without your or its consent which consent shall not be unreasonably withheld. You shall not, without the consent of the Company, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. This indemnification obligation will be in addition to any primary liability that you or any Additional Agent might otherwise have.

      (c) If the indemnification provided for in this Section 7 is unavailable, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Company on one hand and you and the Additional Agents, if any, on the other from the offering, but also the relative fault of the Company on the one hand and you and the Additional Agents, if any, on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you and the Additional Agents, if any, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, bear to the total selling commissions received by you. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, you, or an Additional Agent, the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and whether a party breached a representation or warranty or covenant or agreement contained in this Agreement. The Company and you agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this paragraph
(c), you shall not be required to contribute any amount in excess of (i) $840,000 (7% of the maximum $12,000,000) plus (ii) the value of the warrants issued to you pursuant to Section 4(f), less (iii) the amount of any damages that you have otherwise been required to pay by reason of an untrue statement or omission or alleged omission by the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (d) The indemnification provisions of the Financial Advisory Agreement between you and the Company shall not apply to the offering of the Units under this Agreement, but those provisions shall continue to apply with respect to any other transactions between you and the Company.

      8. Survival of Indemnities, Representations, Warranties, etc. The respective representations and warranties of you and the Company as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, or any of the officers or directors of the Company or any controlling person, and shall survive delivery of and payment for the Units for a period ending on the date two years subsequent to the final Closing Date.

      9. Conditions of Your Obligations. Your obligations hereunder, the Closing, and the release of funds raised in the Offering to the Company, are subject to the accuracy in all material respects at and (except as otherwise stated herein) as of the date hereof and at and as of each Closing Date, of the representations and warranties made herein by the Company, to the compliance in all material respects at and as of each Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to each Closing Date and to the following additional conditions:

      (a) You shall not have stated in writing prior to each Closing Date to the Company that any Canadian Document, or any amendment or supplement thereto contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (b) You shall have received a certificate, dated the Closing Date, on behalf of the Company by the Chief Executive Officer or the President and the chief financial or accounting officer of the Company to the effect that:

            (i) To the best of the knowledge of the signers, the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii) Between the date of this Agreement and the Closing Date, no litigation has been instituted or, to the knowledge of the Company, threatened against the Company of a character required to be disclosed in a Canadian Document , that has not been so disclosed to you; and

            (iii) Between the date of this Agreement and the Closing Date, there has not been any material adverse change in the financial condition, business, or results of operations of the Company.

      (c) The Company shall have entered into the Registration Rights Agreement with the Purchasers in the form attached hereto as Exhibit B.

      (d) You shall have received (i) from Anfield Sujir Kennedy & Durno, Barristers and Solicitors, Canadian counsel to the Company, an opinion, dated the initial Closing Date, with respect to the matters covered in Exhibit C; and
(ii) from Stephen E. Rounds, attorney, an opinion covering such matters as you may reasonably request.

      (e) Each director and executive officer of the Company on the Closing Date shall have entered into a one-year lock-up agreement covering all Common Stock beneficially owned by such persons or entities; provided, that such lock-up shall be lifted when a resale registration statement, for the benefit of the Purchasers in this offering, is declared effective by the Commission.

      (f) The Company shall have furnished to you such additional certificates as you may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by it, as to compliance at and as of the Closing Date by it with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date and as to other conditions to your obligations hereunder.

      If any of the conditions provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to a Closing Date, but you shall be entitled to waive any of such conditions.

      10. Effective Date. This Agreement shall become effective at 11:00 A.M., Houston time, on the date hereof (the "Effective Time").

      11. Termination. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 7, and 8 and this Section 11.

      This Agreement may be terminated after the Effective Time by (a) the Company for any reason by notice to you and (b) you by notice to the Company (i) if at or prior to the initial Closing Date trading in securities on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market (collectively, the "Exchanges") shall have been suspended for longer than four consecutive hours or minimum or maximum prices shall have been established on either such exchange or stock market, or a banking moratorium shall have been declared by Texas or United States authorities (unless such suspension is made pending completion of the sale of the Units, at which time, such suspension will be lifted); (ii) if at or prior to the initial Closing Date there shall have been a material escalation of hostilities between the United States and any foreign country (other than Iraq), or any other material insurrection or armed conflict involving the United States which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or sell the Units; or (iii) if there shall be any material litigation or regulatory action, pending or threatened against or involving the Company, which, in your reasonable judgment, after consultation with the Company, makes it impracticable or inadvisable to offer or deliver the Units on the terms contemplated by this Agreement.

      If, and only if, the Company terminates this Agreement after it becomes effective for any reason (other than your material failure to comply with your obligations under this Agreement or material breach of your representations and warranties) or the Offering fails to close because of the Company's breach of any representations or warranties contained in this Agreement or the Company's failure to fulfill its covenants and agreements contained in this Agreement, the Company shall pay you your actual out-of-pocket expenses incurred as provided in
Section 6 hereof.

      12. Agreement Concerning Disclosure of Information. You agree to treat confidentially any material nonpublic information that is furnished to you (or to parties acting on your behalf) by or on behalf of the Company, including but not limited to, nonpublic information contained in the Memorandum (the "Information"). You agree that the Information will be kept confidential by you and your partners, members, managers, officers, directors, employees, agents, and other affiliates (collectively, the "Affiliates"), and your attorneys and accountants (collectively, the "Professionals"), and that you, such Affiliates, or Professionals will not disclose the Information to any investor or other person; provided, however, that the Information may be disclosed to (a) Affiliates and Professionals who need to know such Information for the purpose of evaluating or providing services in connection with your clients' investment in the Company; provided such parties agree to be bound by this undertaking, (b) to any federal or state regulatory agency and their employees, agents, and attorneys (collectively, "Regulators") for the purpose of making any filings with Regulators if disclosure of such Information is required by law (provided that you advise the Company in writing of the Information to be so disclosed within a reasonable time prior to such filing), and (c) any other person to which the Company consents in writing prior to any such disclosure.

      In the event that you are requested or required (by oral questions, documents, subpoena, civil investigation, demand, interrogatories, request for information, or other similar process) to disclose to any person or entity any information supplied to you, your Affiliates, or your Professionals in the course of their dealings with the Company or their respective representatives, you agree that you will provide the Company with prompt notice of such request(s) within a reasonable time prior to such disclosure so that the Company may seek an appropriate protective order and/or waiver of compliance with the provisions of this Agreement. It is further agreed that, if a protective order is not obtained, or a waiver is not granted hereunder, and you are nonetheless, in the written opinion of counsel, compelled to disclose information concerning the Company to any tribunal or else stand liable for contempt or suffer the censure or penalty, you may disclose such information to such tribunal without liability hereunder. Prior to making such disclosure, you shall deliver a written opinion of your counsel to the Company's counsel that disclosure is compelled by law. You will exercise your best efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded the Information.

      13. Notices. All notices or other communications that are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

      If to the Company:      BPI Industries, Inc.
                              885 W. Georgia Street, Suite 1500
                              Vancouver, British Columbia
                              V6C 1V5 Canada
                              Attention: James A. Azlein, President
                              And Keith G. Ebert, Chief Financial Officer
                              Facsimile: (618) 993-1360
                              e-mail: jazlein@bpi-industries.com
      with a copy to:         The Law Office of Stephen E. Rounds
                              1544 York Street, Suite 110
                              Denver, Colorado  80206
                              Facsimile: (303) 377-0231
                              e-mail: sercounsel@msn.com

      If to you:              Sanders Morris Harris Inc.
                              600 Travis, Suite 3100
                              Houston, Texas  77002
                              Attention: President
                              Facsimile: (713) 224-1101
                              e-mail: ben.moms@smhhou.com

      with a copy to:         Thompson & Knight LLP
                              333 Clay Street, Suite 3300
                              Houston, Texas  77002-4499
                              Attention: John T. Unger
                              Facsimile: (832) 397-8033
                              e-mail: john.unger@tklaw.com

or at such other address as any party shall have furnished to the other parties in writing.

      14. Successors. This Agreement shall inure to the benefit of and be binding upon you, and Additional Agents, the Company, and their respective successors and legal representatives, except that neither the Company nor you may assign or transfer any of its or your rights or obligations under this Agreement without the prior written consent of the other. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control you or any Additional Agents within the meaning of Section 15 of the Act, and your and any Additional Agent's indemnities shall also be for the benefit of each officer and director of the Company and the person or persons, if any, who control the Company within the meaning of Section 15 of the Act.

      15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Any judicial proceeding brought against either of the parties to this agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas or in the United States District Court for the Southern District of Texas and, by its execution and delivery of this agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. The prevailing party in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable attorney fees, incurred by the prevailing party. In the event of awards to more than one party, the party receiving the greatest net award shall be entitled to receive reimbursement of all of its costs and expenses so incurred, including reasonable attorney fees.

      If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                                Very truly yours,

                                                BPI INDUSTRIES, INC.

                                                By _____________________________
                                                    James A. Azlein, President

Accepted and delivered in Houston,
Texas as of the date first above written

SANDERS MORRIS HARRIS INC.

By:__________________________
Name: John H. Malanga
Title: Senior Vice President